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                                                                EXHIBIT 10.12

                                      LEASE


THIS LEASE is made as of this 18th day of May, 1995, by and between STANLEY D. McDONALD, NORMAN H. SCHEIDT, HERBERT A. WEST and McDONALD LTD., a Washington limited partnership ("Landlord"), and O.S.I. CORPORATION, a California corporation ("Tenant").

1.      PREMISES

        (a) LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, certain premises consisting of a portion of an office/warehouse project (the "Project") constructed on certain land located in the City of South San Francisco, County of San Mateo, State of California, which land is more particularly described in Exhibit A. The Project is generally depicted on the site plan attached hereto as Exhibit B. The premises leased to Tenant (the "Premises") are generally depicted in the preliminary floor plan attached hereto as Exhibit C. Landlord represents and warrants that the ownership of the Project at the time of execution of this Lease is vested in Landlord and that Landlord has full right, title, and authority to enter into this Lease.

        (b)     RIGHT OF FIRST REFUSAL.

                (1)     Subject to the conditions set forth in this Paragraph I
(b), Tenant shall have a right of first refusal to lease any and all remaining leasable portions of the Project that become available during the Term. This right of first refusal may be exercised only if Tenant intends to occupy the space for its own foreseeable or long-term needs. Notwithstanding the foregoing, if Tenant is in default of any of the terms, covenants, or conditions of this Lease at the time a letter of intent is sent under Paragraph 1(b)(2) below beyond any applicable notice, grace and cure period or thereafter at any other time prior to the date on which the space is to be leased to Tenant, Landlord shall have, in addition to all of the other rights and remedies provided in this Lease, the right to terminate the right of first refusal granted to Tenant hereunder.

                (2) In the event that Landlord enters into any non-binding "letter of intent" for the remaining space qualifying for Tenant's rights under this Paragraph 1(b), Landlord shall send to Tenant a copy of such letter of intent. The letter of intent shall specify (i) the base rent Landlord intends to lease such space, (ii) the leasehold improvements and any tenant allowance to be provided by Landlord for such space, and (iii) the term for which the Landlord intends to offer such space and the date upon which such space shall be available for delivery to Tenant or any third party leasing such space. Tenant shall have ten (10) days after receipt of such letter of intent from Landlord within which to notify Landlord if its intention to lease such space, which notice shall be irrevocable by Tenant.

                (3) In the event Tenant elects to exercise its right to lease such space, (i) such space shall be deemed a part of the Premises and Tenant shall commence paying Rent with respect thereto on the date such space is delivered to Tenant, (ii) such space shall be leased on



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the same terms and conditions as contained in this Lease and for a term to coincide with the Term (including the Extended Term, if applicable) except that Base Rent for such space shall be equal to the then current Base Rent per square foot for the Premises (as the same may be adjusted) minus seven and one-half cents ($0.075) and the result thereof multiplied by the total square footage of such space, and (iii) such space shall be leased to Tenant in its then existing condition and Landlord shall have no obligation to make any improvements to the Premises or pay any allowance to Tenant. Landlord and Tenant shall execute and acknowledge an instrument confirming the lease to Tenant of such space and the terms and conditions upon which such space is leased to Tenant.

                (4) In the event that Tenant does not exercise its rights to lease the space specified in the letter of intent within the ten (10) day time period set forth above, Landlord may proceed to lease such space on the terms and conditions set forth in the letter of intent.

         Landlord and Tenant acknowledge that Landlord has entered into a lease for such space with Monster Cable Products, Inc., commencing August 1, 1995 and expiring July 31, 1998. Landlord and Tenant further agree that upon the expiration of such lease, but in no event before July 31, 1998 or later than October 31, 1998, Tenant shall have a right of first refusal to lease such space on the terms and conditions contained in this Paragraph 1(b).

2.      CONSTRUCTION OF PREMISES

        (a) LANDLORD'S CONSTRUCTION. Promptly after execution of this Lease, Landlord shall undertake to construct certain improvements to the Premises and the Project in accordance with and subject to the terms and conditions of the work letter attached hereto as Exhibit D. Such improvements shall be paid by the parties in accordance with the terms thereof.

        (b) PREMISES LEASED "AS-IS". Tenant confirms and agrees that it is leasing the Premises in their "as is" state and condition, that it has, and will have, reviewed and fully satisfied itself as to the adequacy of Landlord's construction, and that Landlord shall have no obligation whatsoever to make or pay for any improvements or renovation in the Premises to prepare same for Tenant's occupancy, except as expressly provided elsewhere in this Lease, including, without limitation, Paragraph 1(a), above. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good working order, condition and repair, in compliance with all Regulations (as defined in Paragraph 4(c) below), and otherwise in the condition in which Landlord was required to deliver them to Tenant.

3.      LEASE COMMENCEMENT/TERM

        (a) INITIAL TERM. The initial term of this Lease shall commence on the date (the "Commencement Date") that Landlord delivers possession of the Premises to Tenant substantially completed in accordance with the Work Letter but in no event before November 1, 1995, and, unless sooner terminated pursuant to the provisions hereof, shall continue for the


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period specified in the Basic Lease Information. If the Commencement Date is
other than the first day of a calendar month, the initial term shall also include the remainder of the partial calendar month in which the Commencement Date occurs.

         Notwithstanding the foregoing, if Landlord is delayed in delivering possession of the Premises due to the acts or omissions of Tenant or any of Tenant's agents, employees, invitees, consultants, or contractors (collectively "Tenant Delays"), the Commencement Date shall be accelerated by one day for each such day of delay. Landlord shall use reasonable efforts to give Tenant not less than 30 days' prior notice of the anticipated Commencement Date.

         Landlord shall use reasonable efforts to deliver possession of the Premises to Tenant on or before the Projected Commencement Date specified in the Basic Lease Information. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Projected Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided, however, that if Landlord does not deliver the Premises to Tenant on or before that date which is 120 days after the Projected Commencement Date, as and to the extent such date may be extended on account of Tenant Delays, Tenant shall have the fight to terminate this Lease by notifying Landlord thereof at any time before Landlord delivers possession of the Premises to Tenant in the condition required hereby. In the event Tenant elects to so terminate this Lease, Landlord shall promptly return all Rent and security deposits paid by Tenant and both parties shall be released from its obligations hereunder (unless such obligation expressly provides that it shall survive the termination of this Lease).

         At Landlord's request, Tenant shall execute an amendment to this Lease confirming the exact Commencement Date and Expiration Date when the same are known, and confirming such other matters as Landlord may reasonably request.

        (b) EARLY OCCUPANCY. Tenant shall have the right to occupy the warehouse portion of the Premises prior to the Commencement Date on all the terms and conditions of this Lease except that (i) Base Rent shall be waived, and (ii) Tenant's Proportionate Share shall be based on the square footage of space occupied compared to the total square footage of the Project. All other terms and conditions of this Lease shall be in effect during such period. Any such early possession shall not affect or advance the Expiration Date.

        (c) OPTIONS TO EXTEND. Tenant shall have one (1) option to extend the term of this Lease (the "Extension Option") for an additional five (5) years (the "Extended Term"), upon the further terms and provisions provided below. The Extension Option is subject to the following conditions: (i) Tenant shall not be in default at the time it exercises the Extension Option beyond any applicable notice, grace, or cure periods; (ii) the Lease shall be in full force and effect at the time the Extension Option is exercised and at the time the Extended Term is to commence; and (iii) Tenant shall have delivered written notice of its exercise of the Extension Option to Landlord not less than one (1) year prior to the expiration of the initial term.



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         Upon Tenant's exercise of the Extension Option, and subject to the foregoing conditions, the term of this Lease shall be extended for the Extended Term upon all the terms and conditions hereof, except that (i) the Base Rent shall be as provided below, and (ii) Tenant shall have no right to extend the term of this Lease beyond the expiration of the Extended Term.

         The Base Rent payable during the Extended Term shall be equal to ninety-five percent (95%) of the Fair Market Rent for the Premises during the Extended Term. For purposes hereof, "Fair Market Rent" shall mean the monthly base rental rates (including periodic increases to such base rental rates as well as the cost of commissions, concessions (such as moving expenses and other concessions) and tenant improvement allowances) then being received for premises of similar size and quality with the same office/warehouse ratio to the Premises in office/warehouse buildings in north San Mateo County which are similar in size and quality to the Project (excluding research and development projects such as Edgewater and Pointe Grand and all metal buildings) under "triple net" leases for terms of approximately five years, and otherwise containing substantially similar terms as those contained in this Lease. In no event, however, shall Base Rent for the Extended Term be less than the Base Rent payable for the last full calendar month of the initial term.

         Not more than fourteen months nor less than twelve months prior to the commencement of each Extended Term, Landlord and Tenant shall meet and attempt in good faith to determine and mutually agree upon the Fair Market Rent to be paid during such Extended Term. If, 300 days prior to the commencement of such Extended Term, the parties have not reached agreement, each party shall appoint an Appraiser (hereinafter defined) and shall give notice to the other party of the identity of the Appraiser no later than 290 days prior to the commencement of such Extended Term. For purposes hereof, "Appraiser" means an independent real estate broker with not less than 5 years of full time commercial brokerage experience in north San Mateo County and with no current business dealings with the party appointing such Appraiser. If either party fails to timely appoint an Appraiser, the sole Appraiser appointed shall determine the Fair Market Rent to be paid during such Extended Term. If two Appraisers are appointed, they shall immediately meet and attempt to agree upon such Fair Market Rent. If they are unable to do so within 15 days after their first meeting, they shall deliver copies of their appraisals together with any supporting documentation to each other and thereafter jointly appoint a third Appraiser. The third Appraiser shall, within 10 days of his/her appointment, select that appraisal submitted by the other two Appraisers which, in the third Appraiser's opinion, most accurately states the Fair Market Rent and such amount shall be the Base Rent during that Extended Term. If the two Appraisers are unable to agree upon such third Appraiser, either party may petition the Presiding Judge of the Superior Court of the City and County of San Mateo to appoint such third Appraiser. If the Base Rent for the Extended Term as determined by the foregoing procedure is greater than 125% of the Base Rent in effect for the last year of the initial term of the Lease, Tenant shall have the option, to be exercised within ten (10) days after such determination to revoke Tenant's exercise of the Extension Option provided Tenant pays to Landlord with such notice all reasonable costs incurred by Landlord in connection with the appraisal proceeding, in which case this Lease shall expire on the previously scheduled Expiration Date.




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        Except as expressly provided above, the determination of Base Rent as provided herein shall be binding upon the parties hereto. Promptly upon each such determination, the parties shall execute an amendment specifying the Base Rent payable during the Extended Term for which such determination was made.

4.      USE

        (A) GENERAL. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned. Tenant shall have the exclusive use of approximately 250 parking spaces, consisting of the entire parking lot for the Project excluding the west corner of the parking lot, as shown on the site plan attached hereto as Exhibit B, for parking by Tenant and Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties"). Tenant shall control Tenant's Parties in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the exclusive number of parking spaces available for Tenant's use. Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Project, the parking areas and driveways of the Project for access to and egress to and from the Premises, subject to such reasonable rules and regulations as Landlord may from time to time prescribe. Tenant shall have the exclusive use of six (6) loading docks as shown on the attached site plan. Tenant shall also have the non-exclusive use of the roof of the Project for a microwave dish for Tenant's business subject to Landlord's approval and provided such microwave dish is installed by contractors approved by Landlord. Tenant shall have the exclusive use of all parking spaces in the Project and all loading docks if and when Tenant leases the entire remaining portion of the Project.

        (B) LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Project or interfere with their use of their respective premises. Storage outside the Premises is prohibited. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which endanger the structure. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

        (C) COMPLIANCE WITH REGULATIONS. Tenant shall, at Tenant's sole expense, strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, regulations, laws and ordinances, including zoning ordinances and regulations



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(collectively "Regulations") now in force or which may hereafter be in force relating to the Premises or Tenant's use thereof. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, or about the Premises or bring or keep anything which will in any way increase the rate of any insurance upon the Premises or the Project, or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner.

        (D) HAZARDOUS MATERIALS. Tenant shall not cause or permit, or allow any of Tenant's Parties to cause or permit, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises or the Project. As used in this Lease, "Hazardous Materials" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any federal, state, or local law, regulation, or ordinance. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's Parties, which indemnity shall include, without limitation, the cost of any required or necessary repair, testing, cleanup or detoxification, and the preparation of any closure or other required remediation plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4(d). Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease. As of the date of this Lease, Landlord represents and warrants that Landlord has not caused any Hazardous Materials to be disposed of on or about the Project.

5.      RULES AND REGULATIONS

        Tenant shall before and during the Term faithfully observe and comply with the rules and regulations and all reasonable modifications thereof and reasonable additions thereto from time to time put into effect by Landlord of which Tenant has been given reasonable notice. Landlord shall have the right to promulgate different rules and regulations applicable to different portions of the Project but such rules and regulations shall be uniformly applicable within a particular class of tenants subject to accommodating the specific needs of certain tenants. If there are any inconsistencies between the rules and regulations and the provisions of this Lease, the relevant Lease provision shall control to the extent necessary to resolve the inconsistency. Further, Landlord's right to amend or promulgate rules and regulations shall be subject to the condition that:



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                (a)     those pertaining to the Premises shall be strictly
limited to matters of health, safety, sanitation or the operation of utilities and shall in no other manner or pertain to the conduct by Tenant of its business in the Premises except to the extent required by applicable law, ordinance, regulation or code, and

                (b) without limiting the generality of (1) above, no such rule or regulation, whether pertaining to the Premises or the Project, shall materially increase any of Tenant's obligations under this Lease nor materially decrease any of Tenant's rights hereunder.

        Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Project of any of such rules and regulations. Landlord shall use reasonable efforts to obtain the compliance by any other tenant or occupant of the Project with any such rules and regulations, but Landlord shall be under no obligation to bring legal action against or terminate the lease of any other tenant for violating the Project rules and regulations, except however that Tenant shall be relieved of the duty to comply with such rule or regulation so long as such other tenant or occupant of the Project is not complying with such rule or regulation, and Tenant shall not waive any of its rights and remedies with respect to such failure of the other tenant to comply with such rule or regulation or with respect to Landlord's failure to enforce such rule or regulation against such other tenant, to the extent that Tenant has any such rights and remedies against Landlord pursuant to the provisions of this Section.

6.      RENT

        (A) BASE RENT. Tenant shall pay to Landlord, without demand throughout the Term, Base Rent as specified in the Basic Lease Information and/or the Rental Schedule attached hereto, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base Rent commences on other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Commencement Date.

        (B) ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, the interest and late charge described in Paragraph 27, any monies spent by Landlord pursuant to Paragraph 30, and Tenant's Proportionate Share of Basic Operating Cost, as specified in Paragraph 7 of this Lease, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.

7.      BASIC OPERATING COST

        (A) BASIC OPERATING COST. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share, as defined in the Basic Lease



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Information, of Basic Operating Cost in the manner set forth below. Tenant's proportionate share of Basic Operating Cost for the first full year of the initial term of this Lease shall not exceed $0.081 per square foot provided that after the first year, there shall be no such limitation. Basic Operating Cost shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the management, maintenance, preservation and operation of the Project including but not limited to the following:

                (1) TAXES. All real property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent (or any portion or component thereof) (all of the foregoing being hereinafter collectively referred to as "real property taxes"), or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes, except (a) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (b) taxes computed upon the basis of net income of Landlord or the owner of any interest therein, except as otherwise provided in the following sentence. Basic Operating Cost shall also include any taxes, assessments, or any other fees imposed by any public authority upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross rental tax or excise tax levied by the local governmental authority in which the Project is located, the federal government, or any other governmental body with respect to receipt of such rental, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Basic Operating Cost shall not include Landlord's corporate or income taxes.

                (2) INSURANCE. All insurance premiums and costs, including but not limited to, any deductible amounts, premiums and cost of insurance incurred by Landlord, as more fully set forth in Paragraph 8(a) herein.

                (3) REPAIRS AND IMPROVEMENTS. Repairs, replacements and general maintenance for the Premises and the Project including, without limitation, the following: wages, salaries, employee benefits, and payroll burden of personnel engaged in management, operation and maintenance of the Project; costs of power, heat, light, steam, air conditioning, gas, water, garbage, sewage and waste disposal and other utilities; costs of equipment, tools, materials and supplies; license, permit and inspection fees; amounts paid under maintenance



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contracts and for general services; depreciation on, or rental of, personal property; reasonable replacement reserves including reasonable reserves for roof replacement; the amortized costs of resurfacing the parking lot areas; the costs of repainting, restriping, cleaning, sweeping and repairing the parking lot areas; costs of repairing or replacement of debris receptacles; landscaping costs including maintenance, watering and the replacement or addition of plants; cost of directional signs, other markers, and car stops; and all costs of keeping the roofs, plumbing, sewage systems, electrical, and heating and air conditioning systems of the buildings in the Project in good order, condition and repair. Such repairs, replacements, and general maintenance shall include the amortized cost of any capital improvements made to or capital assets acquired for the Project or the Premises after the Commencement Date that (i) reduce any other Basic Operating Cost, or reduce or conserve the amount of utilities conserved, (ii) are reasonably necessary to keep the Project, including the buildings thereon and the common areas therein, in good order, condition and repair, or (iii) are made to the Project by Landlord after the date of this Lease and are required under any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the "prime rate" charged at the time such improvements or capital assets are constructed or acquired by Wells Fargo Bank, N.A. (San Francisco), plus two (2) percentage points, but in no event more than the maximum rate permitted by law.

        Notwithstanding any provision of this Lease to the contrary, in no event shall Basic Operating Cost include:

                        (i) Costs associated with the operation of the business of the ownership or entity which constitutes "Landlord," as distinguished from the costs of building operations, including, but not limited to, partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants;

                        (ii) Costs incurred in connection with the initial construction of the Project;

                        (iii) Costs of improvements to the Premises or the premises of other tenants except as otherwise provided herein;

                        (iv) Depreciation, interest, and principal payments on mortgages;

                        (v) Expenses to the extent resulting from the negligence of Landlord, its agents, servants, or employees;

                        (vi) Legal fees, space planners' fees, real estate brokers' leasing commissions, and advertising and/or promotional expenses incurred in connection with the original development or original leasing of the Project or future leasing of the Project;



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                        (vii)   Costs for which Landlord is reimbursed by its
insurance carrier or any tenant's insurance carrier or pursuant to any guarantees or warranties for the Tenant Improvements or Landlord's work pursuant to the Work Letter;

                        (viii) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                        (ix) Fines, penalties, and interest to the extent not caused by Tenant;

                        (x)     Amounts paid as ground rental by Landlord;

                        (xi) Costs incurred by Landlord with respect to goods and services (including utilities sold and supplied to tenants and occupants of the Project) to the extent that Landlord is entitled to reimbursement for such costs;

                        (xii) Costs, including permit, license, and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Project or incurred in renovating or otherwise improving decorating, painting, or redecorating vacant space for tenants or other occupants of the Project;

                        (xiii) Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis;

                        (xiv) The initial cost of the installation of the parking and landscaping areas or the amortization or depreciation of such initial cost;

                        (xv) Electric power costs for which any tenant directly contracts with the local public service company;

                        (xvi) Accounting fees, legal and other fees, leasing commissions, advertising expenses and other costs incurred in connection with the original development or original leasing of the Project or future re-leasing of the Project;

                        (xvii) Rentals for items, if purchased, would be a capital improvement or capital asset the cost of which would not otherwise be permitted as a Basic Operating Cost;

                        (xviii) Maintenance and repair costs expressly made the responsibility of Landlord pursuant to the first sentence of Paragraph 10;

                        (xix) Costs for the Tenant Improvements, which shall be paid for in accordance with the Work Letter attached hereto.

                (4) MANAGEMENT FEE. A management and accounting cost recovery fee equal to three percent (3%) of the sum of Base Rent and Basic Operating Cost.


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         In the event that the Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made computing the Basic Operating Cost for such year so that Tenant pays an equitable portion of the variable items of Basic Operating Cost, as mutually agreed by Landlord and Tenant; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Project including Tenant.

        (b) PAYMENT OF ESTIMATED BASIC OPERATING COST. "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a consistent manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost with installments of Base Rent for the fiscal year to which the Estimated Basic Operating Cost applies in monthly installments on the first day of each calendar month during such year, in advance. If at any time during the course of the fiscal year, Landlord determines that Basic Operating Cost is projected to vary from the then Estimated Basic Operating Cost by more than ten percent (10%), Landlord may, by written notice to Tenant together with supporting documentation for such revision, revise the Estimated Basic Operating Cost for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Basic Operating Cost for such year.

        (c) COMPUTATION OF BASIC OPERATING COST ADJUSTMENT. "Basic Operating Cost Adjustment" shall mean the difference between Estimated Basic Operating Cost and Basic Operating Cost for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Cost, then (provided that Tenant is not in default under this Lease beyond any applicable notice, grace and cure period) Landlord shall pay to Tenant the difference within twenty (20) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty
(20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Basic Operating Cost adjustment shall be prorated by reference to the exact number of calendar days during such fiscal year that this Lease is in effect.

         (d) NET LEASE. This shall be a net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. Except as expressly provided herein, the provisions for payment of Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7(a) incurred in connection with the ownership, maintenance and operation of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project.

         (e) TENANT AUDIT. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7(b) or 7(c) above, Tenant shall have the right, not later than sixty (60) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to Basic Operating Cost for such fiscal year to be audited by representatives selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of four percent (4%) of Tenant's Proportionate Share of the Basic Operating Cost for such fiscal year, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7(e) within sixty (60) days after receipt of Landlord's statement provided pursuant to Paragraph 7(b) or 7(c), such statement shall be final and binding for all purposes hereof, except for computation errors.

8.      INSURANCE AND INDEMNIFICATION

        (a) LANDLORD'S INSURANCE. Landlord agrees to maintain "All Risk" property insurance (including, if generally being obtained by landlord's of buildings similar in quality and nature to the Project, earthquake insurance), in an amount not less than the full replacement cost of the Project (excluding foundations) and all tenant improvements located thereon, with deductibles and the form and endorsements of such coverage as reasonably selected by Landlord. Such insurance may also include, at Landlord's option, insurance against loss of Base Rent and Additional Rent, in an amount equal to the amount of Base Rent and Additional Rent payable by Tenant for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall be for the sole benefit of Landlord and under Landlord's sole control. Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may keep or maintain in the Premises, or any additions or alterations within the Premises made by Tenant after the Commencement Date. Landlord may also carry such other insurance as Landlord may reasonably deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall reasonably determine.

        (b)     TENANT'S INSURANCE.

                (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property, fixtures and equipment of Tenant and any additions or alterations within the Premises made by Tenant after the Commencement Date, insuring such property for the full replacement value of such property.

                (2) LIABILITY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term either Comprehensive General Liability insurance or Commercial General Liability insurance applying to the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant, or by any other occupant on the Premises. Such insurance shall include Broad Form Contractual Liability insurance coverage. Such coverage shall have a minimum combined single limit of liability of at least One Million Dollars ($1,000,000.00), and a general aggregate limit of Two Million Dollars ($2,000,000.00). All such policies shall be written to apply to all bodily injury, property damage or loss, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and, provided Landlord provides notice thereof, any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; (iii) deleting any liquor liability exclusion; and (iv) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. Said coverage shall be written on an "occurrence" basis.

                (3) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8(b) shall be endorsed to provide Landlord with thirty (30) days notice of cancellation or change in terms and ten (10) days notice in the event of premium nonpayment. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8(b) is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8(b) on a one-time basis when and if the Extension Option is exercised. All insurance policies required to be carried under this Lease shall be written by companies rated A+XII or better in "Best's Insurance Guide" and authorized to do business in California. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior, written approval which approval shall not be unreasonably withheld. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expiring policies, a certificate evidencing Tenant's insurance issued by the insurer thereunder, showing that all premiums have been paid for the applicable policy period; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

        (c) INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any loss, injury or other damage to person or property in or about the Premises or any other portion of the Project (including, without limitation, the common areas), from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement or other portion of the Premises or the Project, or gas, electrical failure, fire, explosion or other happening within the Premises or the Project, or acts of other tenants of the Project. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' fees and court costs, to the extent arising out of or related to: (1) claims of injury to or death of persons or damage to property howsoever and by whomsoever caused, occurring in or about the Premises; (2) the acts or omissions of Tenant or Tenant's Parties in or about the Premises or Project; (3) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project other than the initial improvements to the Premises; and (4) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. The foregoing indemnity shall not be applicable to claims to the extent arising from the active negligence or willful misconduct of Landlord, its agents or employees. The provisions of this Paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         Landlord shall indemnify, defend by counsel acceptable to Tenant, protect and hold Tenant harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' fees and court costs, to the extent arising from the active negligence or willful misconduct of Landlord, its agents or employees.

9.       WAIVER OF SUBROGATION

         Each party, on behalf of itself and on behalf of anyone claiming under or through it by way of subrogation or otherwise, waives all rights and causes of action against the other party, and the officers, employees, agents and invitees of the other party, for any liability arising out of any loss or damage in or to the Premises, its contents and other property owned or controlled by Landlord caused by (i) any peril normally covered under all-risk policies issued in the geographic area in which the Premises are located (whether or not such party actually carries such insurance policies), or (ii) if the scope of coverage is broader than in (i) above, any peril actually covered under the insurance required to be maintained by such party.

         This release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the other party, its officers, employees, agents or invitees and shall not be affected or limited by the amount of insurance proceeds available to the waiving party, regardless of the reason such deficiency in proceeds. If any additional charge or increase in premium is made by the insurer because of this waiver of subrogation, then the party in whose favor the waiver was obtained shall pay such additional charge or increase in premium; failure to pay the increase in premium will void the release and waiver benefitting such party but shall not affect the benefit of the corresponding release and waiver enjoyed by the other party.

        However, if one party's insurance carrier prohibits waiver of subrogation regardless of premium, then the other party's release and waiver shall become null and void, it being understood that in this instance each waiver is given in consideration for the other.

        Each party covenants that from and after the date possession of the Premises is delivered to Tenant its insurance policies will contain waiver of subrogation endorsements, and that if such endorsements, for any reason whatsoever, are about to become unavailable, it will give the other party not less than thirty (30) days prior written notice of such impending unavailability.

10.     LANDLORD'S REPAIRS AND SERVICES

        Landlord shall at Landlord's expense maintain the structural soundness of the structural beams of the roof, building foundations and exterior walls of the Project in good repair, reasonable wear and tear excepted. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Landlord shall perform on behalf of Tenant and other tenants of the Project, as an item of Basic Operating Cost, the maintenance of the Project, and public and common areas of the Project, including but not limited to the roof, pest extermination, the landscaped areas, parking areas, driveways, the truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, exterior lighting, and anything which affects the operation and exterior appearance of the Project, which determination shall be at Landlord's reasonable discretion. Except for the expenses directly involving the items specifically described in the first sentence of this Paragraph 10, Tenant shall reimburse Landlord for all such costs in accordance with Paragraph 7. Any damage caused by or repairs necessitated by any act of Tenant may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall immediately give Landlord written notice of any need of repairs after which Landlord shall have a reasonable opportunity to repair same. Landlord shall use reasonable efforts to undertake such repairs in a manner that will not unreasonably and materially interfere with the conduct of Tenant's business within the Premises. Any such repairs shall be performed in a manner consistent with similar office/Warehouse facilities in the North San Mateo County/South San Francisco area. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect.

11.     TENANT'S REPAIRS

        Tenant shall at Tenant's expense maintain all parts of the Premises in a good clean and secure condition and promptly make all necessary repairs and replacements, including but not limited to all windows, glass, doors, walls and wall finishes, floor covering, heating, ventilating and air conditioning systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, electrical and lighting systems, and fire sprinklers. Tenant shall at Tenant's expense also perform regular removal of trash and debris. Tenant shall, at Tenant's own expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing the heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract shall be subject to Landlord's reasonable approval. The service contract must become effective and a copy thereof delivered to Landlord within thirty (30) days after the Commencement Date. Any such service contract shall be sufficient to maintain Landlord's warranties and/or guarantees with respect to such equipment. Further, if the replacement of such system is necessitated due to Tenant's failure to maintain such system, Landlord shall replace the system and Tenant shall reimburse Landlord for the entire cost of such replacement upon Landlord's demand.

        Tenant shall also pay upon demand the entire cost of repairing any, damage to any, portion of the Project caused by the negligence or willful misconduct of Tenant or Tenant's Parties, or invitees, or by Tenant's failure to comply with the terms of this Lease.

12.     ALTERATIONS

        Subject to provisions of the Lease, Tenant shall not make, or allow to be made, any alterations or additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to proposed alterations and additions which:
(a) comply with all applicable laws, ordinances, rules and regulations; (b) are in Landlord's opinion compatible with the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems; and (c) will not interfere with the use and occupancy of any other portion of the Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right to approve all plans and specifications for the proposed alterations or additions, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of alteration or additions, and the time for performance of such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Tenant shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, which costs shall not exceed ten percent (10%) of the cost of such alteration or addition. All such alterations or additions shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects (excluding any warehouse equipment, trade fixtures and computers); provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all alterations or additions made by Tenant and restore the Premises by the termination of this Lease, whether by lapse of time, or otherwise, to their condition existing prior to the construction of any such alterations or additions. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises or the Project whatsoever. If Tenant fails to so remove such alterations or additions, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Basic Operating Cost, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property, trade fixtures and equipment, on the value of the alterations or additions within the Premises and on Tenant's interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

        Notwithstanding any provision of this Lease to the contrary, Tenant may without Landlord's consent, make non-structural, cosmetic alterations and additions to the Premises at any time and from time to time provided (i) the per instance aggregate cost of each such alteration does not exceed twenty thousand dollars ($20,000.00) or the total cost of all alterations and additions in any calendar year does not exceed fifty thousand dollars ($50,000.00), and (ii) Tenant shall have delivered to Landlord in each instance, prior to commencing any such alterations or additions, ten (10) days prior written notice thereof.

13.     SIGNS

        All signs, notices and graphics of every kind or character, visible in or from public view or from the common areas of the Project or the exterior of the Premises, shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any, exterior window or doors without Landlord's prior written approval. Any installation of signs or graphics on or about the Premises and the Project shall be at Tenant's sole cost and expense and shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises or the Project, and Tenant shall repair any such injury or defacement.

14.     INSPECTION/POSTING NOTICES

        After reasonable notice, except in emergencies where no such notice shall be required, Landlord, and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. At any time within six (6) months prior to the end of the Term, Landlord shall have the right to erect on the Premises and/or Project a suitable sign indicating that the Premises are available for lease.

15.     UTILITIES

        Tenant shall pay directly for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services; (b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

16.     SUBORDINATION

        Without the necessity of any additional documents being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Project or any portion thereof, (b) the lien of any mortgage, deed of trust, assignment of rents and leases or other security instrument (and any advances thereunder) that may now exist or hereafter be executed in any amount for which the Project or any portion thereof, any ground leases or underlying leases, or Landlord's interest or estate therein, is specified as security; and (c) all modifications, renewals, supplements, consolidations and replacements thereof, (any one or more of the interests specified in (a), (b) or (c) above shall be referred to as an "Encumbrance") provided Tenant receives a standard commercial lender non-disturbance agreement executed by the party who is the holder of the Encumbrance. Such agreement shall provide that in the event of termination, foreclosure or default by Landlord under the Encumbrance, provided Tenant is not in default under the terms and conditions of this Lease beyond applicable notice, grace, and cure provisions this Lease shall become a direct lease between such Encumbrance holder, as landlord, and Tenant. Notwithstanding the foregoing, Landlord shall have the right to subordinate this Lease, or cause this Lease to be subordinated, to any such ground leases, underlying leases or liens. If any ground lease or underlying lease terminates for any reason or any mortgage, deed of trust, assignment of rents and leases or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attain to and become the tenant of the successor in interest to Landlord and such successor in interest shall recognize the leasehold estate of Tenant and not disturb the possession, use and enjoyment of Tenant under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust. Tenant's failure to do so shall be a material default under this Lease. In addition, Tenant hereby irrevocably appoints Landlord as the attorney-in-fact of Tenant to execute and deliver any such document or documents for or in the name of Tenant.

17.     MORTGAGEE PROTECTIONS

        If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage or trust deed on the Project or any portion thereof, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

        In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease, Tenant will not sue for such damages or exercise any such right to terminate until a) it shall have given written notice of the act or omission to Landlord and to the holder(s) of any mortgage or deed of trust, if the name and address of such holder(s) have been furnished to Tenant, and b) such holder(s) shall have been given a reasonable opportunity, to cure Landlord's default, including time to obtain possession of the Project or portion thereof by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure.

18.     ESTOPPEL CERTIFICATE

        Tenant agrees from time to time, within ten (10) days after receipt of written notice in accordance with Paragraph 32, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease, and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Project or any interest therein.

19.     SECURITY DEPOSIT

        Tenant agrees to deposit with Landlord upon execution of this Lease, the Security Deposit as stated in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord may use and commingle the Security Deposit with other funds of Landlord.

20.     LANDLORD'S DEFAULT AND TENANT'S REMEDIES

        Landlord shall not be in default unless Landlord fails to perform any of its obligations under this Lease and fails to cure such default within thirty
(30) days after written notice from Tenant specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (30) day period. Tenant waives the provisions of Section 1932(l), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the Rent due under the Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

        The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of the individual or other partners, directors, officers and shareholders of Landlord, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners, directors, officers and shareholders of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any Encumbrance.

        The limitation of this Article shall not apply to or limit (i) any injunctive or other equitable or declaratory action to which Tenant may be entitled (notwithstanding that such actions are in personam in nature), or (ii) any other action against Landlord which does not involve the personal liability or other assets of Landlord or it partners, directors, officers or shareholders

21.     ASSIGNMENT AND SUBLETTING

        (A) LANDLORD'S CONSENT; DEFINITIONS. Landlord's and Tenant's agreement with regard to Tenant's right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 21. Except upon Landlord's prior written consent, which consent shall not (subject to Landlord's rights under Paragraph 21 (d), below) be unreasonably withheld, delayed or conditioned, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Tenant agrees that any instrument by which Tenant assigns or sublets all or any portion of the Premises shall expressly provide that the subtenant or assignee may not further assign or sublet the assigned or sublet space without Landlord's prior written consent and that the assignee or subtenant will comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such assignee or subtenant. Any assignment or subletting without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an event of default entitling Landlord to terminate this Lease and to exercise all other remedies provided in Paragraph 26 of this Lease.

        Landlord shall be deemed to have acted reasonably denying its consent to an assignment or subletting if any of the following situations exist or may exist: (i) the proposed assignment or sublease would materially increase the operating costs for the Project or materially increase the burden on the Project services; (ii) the assignment or sublease is to a current tenant of the Project or a prospective tenant of the Project with whom Landlord is then negotiating;
(iii) the contemplated use of the Premises is not the Permitted Use set forth in the Basic Lease Information, (iv) in Landlord's reasonable judgment, the proposed assignee or subtenant lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this Lease; (v) in Landlord's reasonable business judgment, the present net worth of the proposed assignee or subtenant is inadequate; (vi) in the case of a subletting of less than the entire Premises, the sublease would result in the division of the Premises into more than two subparcels, would create a subparcel of a configuration that is not suitable for normal leasing purposes, or would require access to be provided through space ]eased or held for lease to another tenant, or would require improvements to be made outside of the Premises, (vii) at the time consent is required or at any time prior to the granting of consent, Tenant is in default under this Lease or would be in default but for the pendency of any grace or cure period afforded to Tenant; or
(viii) the proposed assignee or sublessee is a governmental agency. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

        For purposes of this Paragraph 21, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant; or (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of such corporation or 50% or more of all the legal and equitable interest in any other business entity.

        If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an event of default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder. If Landlord approves of an assignment or subletting, or if an unconsented but permitted assignment or subletting occurs pursuant to the terms of the Lease, the right of first refusal and the option to extend shall not run to the subtenant or assignee, it being agreed by the parties hereto that any such rights and options are personal to Tenant named herein and may not be transferred; provided, however, notwithstanding the foregoing, the right of first refusal and option to extend shall run to the subtenant or assignee in the event, but only to the extent of, any public offering of Tenant's shares or the sale of all or substantially all of Tenant's assets.

        The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from obtaining Landlord's express prior written consent to any other or further assignment or subletting, which consent shall not (subject to Landlord's rights under Paragraph 21 (d) below) be unreasonably withheld. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 21 (a) shall be deemed a waiver of any of the provisions of this Paragraph 21 (a) or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's obligations under the Lease.

        (b) Processing Expenses. Tenant shall pay to Landlord the amount of Landlord's reasonable cost of processing each proposed assignment or subletting (including, without limitation, attorneys' and other professional fees, collectively "Processing Costs"), and the amount of all direct and indirect expense incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space. Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

        (C) CONSIDERATION TO LANDLORD. In the event of any assignment or sublease, Landlord shall be entitled to receive as additional rent hereunder, and Tenant hereby assigns to Landlord, any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, one-half (1/2) the amount by which the total monthly rent payable for the sublet space by the subtenant exceeds the total amount of Base Rent under Paragraph 6 hereof and Basic Operating Cost under Paragraph 7 hereof (such excess being hereinafter referred to as "Bonus Rental"); provided, however, that Tenant shall first be entitled to recover out of such assignment consideration or Bonus Rental, reasonable brokerage commissions, reasonable attorneys' fees and tenant improvement costs actually incurred by Tenant in connection with such assignment or subletting (such tenant improvement costs to be amortized over the remaining term of the Lease, in the case of an assignment, or over the term of the sublease, in the case of a sublease). Landlord's consent to any assignment shall be conditional upon Landlord's receipt of the consideration paid by the proposed assignee for the assignment; and Landlord's consent to any subletting shall be conditional upon Landlord's receipt of any Bonus Rental, which shall be paid by Tenant to Landlord each month at the same time as Base Rent. Notwithstanding the foregoing, Landlord shall have the right to require, as a condition to its approval of a subletting, that the proposed subtenant pay Bonus Rental directly to Landlord. If there is more than one sublease under this Lease, the Bonus Rental (if any) to be paid by Tenant to Landlord pursuant to the provisions of this Paragraph 21 (c) shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration due under any other sublease.

        (D) PROCEDURES. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises (each hereinafter a "transfer"), Tenant shall give Landlord written notice thereof designating the space proposed to be transferred and the terms proposed. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) business days after receipt of Tenant's notice) to do any of the following:

                (i) In the event of a proposed subletting, Landlord may elect to sublet such space from Tenant at the rental and other terms set forth in Tenant's notice to Landlord setting forth the proposed terms of such subletting, in which event, Landlord shall have the further right to sublet to on such terms and conditions as it may desire (provided the foregoing shall not apply to any additional space leased by Tenant pursuant to Paragraph 1 (b) above).

                (ii) Landlord may elect to permit Tenant to assign the Lease or sublease such part of the Premises, in which event Tenant may do so, but without being released of its liability for the performance of all its obligations under the Lease.

        (E) DOCUMENTATION. Without limiting any other conditions stated in this Paragraph 21, no permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. Without limiting any other conditions stated in this Paragraph 21, no permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

        (F) NO MERGER. Without limiting any of the provisions of this Paragraph 21, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

        (G) CONSENT NOT REQUIRED. Not withstanding anything to the contrary set forth in this Paragraph 17, Tenant may assign the Lease at any time, or sublease all or part of the Premises, without the receipt of Landlord's consent but upon notice to Landlord, to any of the following (hereinafter each an "Affiliate"): (i) an entity which is controlled by, controls, or is under common control with Tenant, (ii) an entity with which Tenant merges or consolidates,
(iii) a purchaser of all or substantially all of Tenant's stock or assets, so long as such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of the Lease; (iv) a sublease of a portion of the premises which is not in excess of ten thousand (10,000) square feet (this clause does not apply with respect to an assignment); or (v) to any entity to which Landlord's consent to assignment or subletting is otherwise not required pursuant to the terms of this Lease. The term "control," as used in this Paragraph 17(g), have the same meaning as "Control," as defined in Paragraph 17(a) above. Landlord's consent shall also not be required for any public offering of Tenant's shares pursuant to which all or a part of the shares of Tenant are traded on a recognized securities exchange including the "over the counter" market.

22.     CONDEMNATION

        If all or any substantial part of the Premises or the Project shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain such that Tenant's ability to use the Premises or the Project for the Permitted Use is materially impaired, either party hereto shall have the right, at its option, to terminate this Lease. If all or any part of the building of which the Premises are a part (other than the Premises themselves) shall be taken or appropriated by any public or quasi-public authority under any power of eminent domain, Landlord may terminate this Lease. In either of such events, Landlord shall be entitled to, and Tenant assigns to Landlord any rights of Tenant to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease; provided, however, that Tenant shall be entitled to any award made separately to Tenant to compensate it for loss of good will, damage to Tenant's business, moving expenses, and the unamortized cost of any trade fixtures and alterations or additions installed by and at Tenant's expense. If a part of the Premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease, the Base Rent thereafter to be paid shall be equitably reduced.

23.     CASUALTY DAMAGE

        (A) LANDLORD'S DUTY TO RESTORE. If the Premises are damaged by any peril after the Commencement Date, Landlord shall diligently restore the Premises unless the Lease is terminated by Landlord pursuant to the further provisions hereof. All insurance proceeds available from any fire and property damage insurance on the Premises and/or the building in which the Premises are located, including the tenant improvements located in the Premises, but excluding insurance on Tenant's Property (defined below), carried by Landlord or Tenant shall be paid to and become the property of Landlord. If this lease is terminated pursuant to the further provisions hereof, below, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and prosecute to completion the restoration of the Premises to the extent then allowed by law and only to the extent of insurance proceeds received by Landlord, to substantially the same condition in which the Premises were immediately prior to such damage; provided, however, that Landlord's obligation shall be limited to restoring the Premises to their condition as of the Commencement Date, excluding any alterations or additions made by Tenant, trade fixtures, equipment and/or personal property (collectively "Tenant's Property") constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all of Tenant's Property.

        (B) LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within ninety (90) days after the date of such damage:

                  (i) The Premises or the building in which the Premises are located are damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds twenty-five percent (25%) of the then actual replacement cost of the Premises or the building in which the Premises are located, respectively;

                  (ii) The Premises or the building in which the Premises are located are damaged by any peril not covered by valid and collectible insurance actually carried by the Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds five percent (5%) of the then actual replacement cost of the Premises or building in which the Premises are located, respectively;

                (iii) The Premises or the building in which the Premises are located are materially damaged by any peril during the last twelve (12) months of the Term;

                (iv) The Premises or the building in which the Premises are located are damaged by any peril and, because of the laws then in force, the Premises or the building in which the Premises are located, as the case may be,
1) may not be restored at reasonable cost to substantially the same condition in which they were prior to such damage, or 2) may not be used for the same use being made thereof before such damage, whether or not restored as required by this Paragraph;

                (v) The Premises or the building in which the Premises are located are damaged or destroyed and, in the opinion of Landlord's architect or engineer (which shall be binding), the repair or restoration of the same cannot be substantially completed within one hundred and eighty (180) days after the date of casualty; or

                (vi) Tenant, at the time of such damage, has committed an Event of Default.

Any notice of termination given under this Paragraph 23(b) shall be effective thirty (30) days after the date of delivery to Tenant.

        (C) TENANT'S RIGHT TO TERMINATE. Tenant shall have the option to terminate this Lease in the event one or more of the following occurs:

                (i) The Premises or the Project are damaged or destroyed and, in the reasonable opinion of Landlord's architect or engineer (which shall be binding), the repair or restoration of the same cannot be substantially completed within two hundred seventy (270) days after the date of casualty. If such determination is made, Landlord shall notify Tenant thereof within ninety
(90) days after the date of such casualty and Tenant shall have fifteen (15) days from its receipt of such notice in which to deliver to Landlord written notice of termination specifying a termination date not more than thirty (30) days after the date Landlord's notice was delivered to Tenant. If Tenant does not elect to terminate this Lease as provided above, but Landlord, for any reason whatsoever, fails to commence construction to restore the Premises within two hundred (200) days after the date of the casualty, as and to the extent such date may be extended on account of Tenant Delays, Tenant shall have the right to terminate this Lease by notice to Landlord thereof at any time before Landlord commences construction to restore the Premises. If Tenant further does not elect to terminate this Lease as provided above, and Landlord, for whatever reason, does not deliver the Premises to Tenant with the Premises substantially restored, subject only to "punch list" items, on or before that date which is two hundred seventy (270) days after the date of casualty, as and to the extent such date may be extended on account of Tenant Delays, Tenant shall have the right to terminate this Lease at any time thereafter upon forty-five (45) days prior written notice to Landlord provided that if Landlord restores the Premises as provided herein within such forty-five (45) day period, this

Lease shall remain in full force and effect. Tenant's right to terminate this Lease as provided above shall be Tenant's sole remedy for any delay in commencing construction or delivery the Premises and Landlord shall not be liable to Tenant for any loss or damage therefrom.

                (ii) The Premises are materially damaged by any peril during the last twelve (12) months of the term and such damage materially interferes with Tenant's use of the Premises, in which event Tenant may exercise its option to terminate the Lease by delivering written notice of such termination to Landlord within fifteen (15) days after the date of casualty, and specifying in such notice a termination date not more than thirty (30) days after the date of casualty.

                (iii) The Premises or the building in which the Premises are located are damaged by peril and, because of the laws then in force, the Premises or the building in which such Premises are located, as the case may be, may not be used for the same use being made thereof before such damage, whether or not restored as required by this Paragraph 23.

        (D) ABATEMENT OF RENT. In the event of damage which does not result in the termination of this Lease, the Base Rent shall be temporarily abated commencing on the date of damage and continuing during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage, as reasonably determined by Landlord. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's Property or loss to Tenant's business caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

24.     HOLDING OVER

        If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of the Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention one hundred fifty percent (150%) the amount of the daily rental as of the last month prior to the date of expiration or termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including reasonable attorneys fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 24 shall waive Landlord's right of reentry or any other right. Unless Landlord consents in writing to Tenant's holding over, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent. Additionally, in the event that upon termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over a the terms of this Paragraph 24 shall apply.

25.     DEFAULT

        If Tenant shall fail to pay, as and when due, any installment of Base Rent or any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for ten (10) days after written notice to Tenant (unless such default is not reasonable capable of being cured within such ten
(10) day period, in which event Tenant shall not be in default if Tenant commences to cure the default within such ten (10) day period and thereafter diligently prosecutes the cure to completion), or if Tenant is in default of any of its obligations under Paragraph 4(d) above (Hazardous Materials), below and if such default is not cured by Tenant promptly after written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within thirty (30) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty (30) days from the date of appointment, or if Tenant shall make an assignment for the benefit of creditors, if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon or vacate (for longer than ten (10) consecutive days) the Premises during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease ("Event of Default"), and thereupon at its option may, with or without further notice or demand of any kind to Tenant or any other person, have any one or more of the remedies described in Paragraph 26, below, in addition to all other rights and remedies provided at law or in equity or elsewhere in this Lease.

26.     REMEDIES UPON DEFAULT

        If an Event of Default has occurred, then Landlord, besides any other rights and remedies of Landlord at law or equity, shall have the right either to terminate Tenant's right to possession of the Premises and thereby terminate this Lease or to have this Lease continue in full force pursuant to Section 1951.4 of the California Civil Code ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations").

        Should Landlord elect to terminate Tenant's right to possession of the Premises and terminate this Lease, then Landlord shall have the immediate right of entry and may remove all persons and property from the Premises. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination, Landlord, in addition to any other rights and remedies (including rights and remedies under Subparagraphs
(1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code, or any amendment thereto), shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. The worth at the time of award of the amount referred to in this paragraph shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent. As used herein, the term "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth or the date of entry of any determination, order or judgment of any court or other legally constituted body.

        Should Landlord, following any Event of Default by Tenant, elect to keep this Lease in full force and effect, with Tenant retaining the right of possession of the Premises (notwithstanding the fact the Tenant may have abandoned the ]eased Premises), then Landlord, besides all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease, including but not limited to the right to recover the installments of rent as they become due under this Lease and the right to enter upon the Premises for the purposes of maintaining, preserving and/or attempting to relet the same. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of said Premises and thereby terminate this Lease for any previous Event of Default which remains uncured, or for any subsequent Event of Default.

        Any and all sums in addition to monthly rent payable by Tenant to Landlord pursuant to the provisions of this Lease or arising from Tenant's use and occupancy of the Premises (including without limitation cost of improvements and alterations to the Premises for Tenant) shall be deemed "rent" under this Lease and default by Tenant in the payment of any such sums shall entitle Landlord to all the same remedies as would be applicable in the case of non-payment of monthly rent hereunder.

27.     LATE CHARGE

        If any installment of Rent is not paid promptly when due, such amount shall bear interest at the annual interest rate equal to the lesser of the "prime rate," as announced from time to time by Wells Fargo Bank, N.A. (San Francisco), plus five (5) percentage points, or the maximum interest rate allowed by law ("Applicable Interest Rate") from the date on which said payment shall be due until the date on which Landlord shall receive said payment. In addition, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquency, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

        Notwithstanding the foregoing, Landlord shall not impose such late charge until Landlord has notified Tenant in writing that payment is delinquent, and Tenant has not made such payment within two (2) business days after receipt of such notice, provided that Landlord shall only be required to give such written notice twice in any calendar year, and if any installment of Rent is late thereafter, Landlord may, without notice, impose such late charge.

28.     LIENS

        Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' liens, and Tenant shall give Landlord not less than ten
(10) business days prior written notice of the commencement of any work in the Premises which could lawfully give rise to a claim for mechanics' liens.

29.     TRANSFERS BY LANDLORD

        In the event of a sale or conveyance by Landlord of the Project or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform all of the obligations of "Landlord", to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Project.

30.     RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent and Basic Operating Cost, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed. All sums, so paid by Landlord and all necessary incidental costs together with interest thereon at the Applicable Interest Rate from the date of such payment by Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the



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

same right and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Base Rent and Basic Operating Cost.

31.     WAIVER

        If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

32.     NOTICES

        Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

        (A) RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

        (B) OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by written notice in accordance with the terms of this Paragraph. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant hereby designates as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

33.      ATTORNEYS' FEES

        In the event Landlord places the enforcement of this Lease, or any part hereof, or the collection of any Rent due hereunder, or the recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorney's fees and court costs. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the losing party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

34.     FINANCIAL

        At the request of Landlord given not more than once in any calendar year, Tenant shall provide to Landlord Tenant's current financial statement or other information discussing financial worth of Tenant, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, financing, management and disposition of the Project,

35.     FORCE MAJEURE

        Except as otherwise provided herein, whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

36.     BROKERAGE COMMISSION

        Landlord and Tenant each represent and warrant to the other that, other than Tenant's broker identified in the Basic Lease Information (the "Broker"), no broker, agent, or finder negotiated or was instrumental in negotiating or consummating this Lease on its behalf and that it knows of no broker, agent, or finder, other than the Broker, who are, or might be, entitled to a commission or compensation in connection with this Lease. In the event of any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Lease, then Landlord shall indemnify, save harmless and defend Tenant from and against such claims, and any liability, loss, damage, or expense (including attorneys' fees and costs) if they shall be based upon any statement, representation or agreement by Landlord, and Tenant shall indemnify, save harmless and defend Landlord from and against such claims, and any liability, loss, damage, or expense (including attorneys' fees and costs) if they shall be based upon any statement, representation or agreement made by Tenant.

37.     MISCELLANEOUS

        (A) GENERAL. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several. The marginal headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof

        (B) TIME. Time is of the essence regarding this Lease and all of its provisions.

        (C) CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

        (D) ENTIRE AGREEMENT. This Lease, together with the Schedules and Exhibits attached hereto, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and the Schedules and Exhibits attached hereto.

        (E) MODIFICATION. This Lease may not be modified, amended or terminated except by a written instrument signed by the parties hereto.

        (F) SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

        (G) RECORDATION. Tenant shall not record this Lease or a short form thereof.

        (H) EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

        (I) ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

        (J) EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

        (K) DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required in this

Lease or requested of Landlord, Landlord's consent, determination or estimation shall be made in Landlord's good faith opinion, whether objectively reasonable or unreasonable.

        (L) NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Project shall in no way affect this Lease or impose any liability on Landlord.

        (M) NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

        (N) SUCCESSORS AND ASSIGNS. Subject to this Paragraph 21 hereof, this Lease shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

"Landlord"                              "Tenant"


/s/ STANLEY D. MCDONALD                 O.S.I. CORPORATION
-------------------------------         a California corporation
STANLEY D. MCDONALD



/s/ NORMAN H. SCHEIDT                   By: /s/ JOHN D. FRUTH
-------------------------------            -------------------------------
NORMAN H. SCHEIDT
                                        Its: PRESIDENT
                                            ------------------------------

/s/ HERBERT A. WEST
-------------------------------
HERBERT A. WEST

McDONALD LTD., a Washington limited
partnership


By: /s/ STANLEY B. MCDONALD
   -------------------------------
Its: PARTNER
    ------------------------------



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